BJ’s Wholesale Club Holdings, Inc. Announces Second Quarter Fiscal 2019 Results
Maintains Outlook for Fiscal 2019

•	Net sales for the second quarter of fiscal 2019 increased 1.1% to $3.3 billion, compared to the second quarter of fiscal 2018.

•	Comparable club sales excluding gasoline sales increased 1.6% for the second quarter of fiscal 2019, compared to the second quarter of fiscal 2018.

•	Income from continuing operations of $54.3 million for the second fiscal quarter of 2019, compared to a loss from continuing operations of $5.5 million in the second quarter of fiscal 2018.

•	Second quarter of fiscal 2019 adjusted EBITDA of $153.2 million reflecting a 7.1% increase over the second quarter of fiscal 2018.

•	Net income of $54.5 million, or $0.39 per diluted share, and adjusted net income of $55.1 million, or $0.39 per diluted share for the second quarter of fiscal 2019.

•
Net cash provided by operating activities was $215.1 million for the first half of fiscal 2019. Free cash flow was $126.8 million for the first half of fiscal 2019 and supported a return of capital to stockholders in the form of $63.5 million of share repurchases and $66.7 million in debt paydown.

•	Maintains outlook for fiscal 2019.

Westborough, MA (August 22, 2019) – BJ’s Wholesale Club Holdings, Inc. (NYSE: BJ) (the "Company") today announced its financial results for the thirteen and twenty-six weeks ended August 3, 2019.

“Second quarter results for sales and earnings were in line with our expectations,” said Christopher J. Baldwin, Chairman and Chief Executive Officer, BJ’s Wholesale Club. "We delivered improved margins and continued to grow earnings as we executed against our strategic priorities. Our sales were particularly strong in the second half of the quarter as weather improved, and we ended with strong momentum. We are confident that we will deliver on our full-year expectations as we continue to transform BJ’s Wholesale Club."

Key Measures for the Thirteen Weeks Ended August 3, 2019 (Second Quarter of Fiscal 2019) and for the Twenty-Six Weeks Ended August 3, 2019 (First Half of Fiscal 2019):

BJ'S WHOLESALE CLUB HOLDINGS, INC.
(Amounts in thousands, except per share amounts)

	13 Weeks Ended	13 Weeks Ended		26 Weeks Ended	26 Weeks Ended
	August 3, 2019	August 4, 2018	% Growth	August 3, 2019	August 4, 2018	% Growth
Net sales	$3,271,145	$3,236,664	1.1%	$6,340,908	$6,230,406	1.8%
Membership fee income	74,697	70,441	6.0%	148,070	138,396	7.0%
Total revenues	3,345,842	3,307,105	1.2%	6,488,978	6,368,802	1.9%

Operating income	98,741	38,674	155.3%	169,423	103,244	64.1%
Income (loss) from continuing operations	54,293	(5,490)	N/A	90,378	8,811	N/A
Adjusted EBITDA (a)	153,187	143,036	7.1%	277,263	264,593	4.8%
Net income (loss)	54,523	(5,614)	N/A	90,321	8,523	N/A
EPS (b)	0.39	(0.05)	N/A	0.65	0.09	N/A
Adjusted net income(a)	55,050	43,302	27.1%	91,728	71,415	28.4%
Adjusted EPS (a)	0.39	0.31	25.8%	0.66	0.51	29.4%
Basic weighted average shares outstanding	136,571	106,915	27.7%	136,690	97,734	39.9%
Diluted weighted average shares outstanding	139,516	106,915	30.5%	139,989	102,732	36.3%

a)	See “Note Regarding Non-GAAP Financial Information”

b)	EPS represents earnings per diluted share

Additional Highlights:

•
Comparable club sales for the second quarter of fiscal 2019 increased 0.6%, compared to the second quarter of fiscal 2018. Excluding the impact of gasoline sales, merchandise comparable sales increased 1.6%. Comparable club sales for the first half of fiscal 2019 increased 1.3%, compared to the first half of fiscal 2018. Excluding the impact of gasoline sales, merchandise comparable sales increased 1.7%.

•
Gross profit increased to $612.8 million in the second quarter of fiscal 2019 from $588.5 million in the second quarter of fiscal 2018. Gross profit increased to $1,186.9 million in the first half of fiscal 2019 from $1,139.9 million in the first half of fiscal 2018. Excluding the impact of gasoline sales and membership fee income, merchandise gross margin rate increased by approximately 30 basis points over the second quarter of fiscal 2018 and by approximately 30 basis points over the first half of fiscal 2018. The improvement was primarily driven by continued progress in our category profitability improvement program.

•
Selling, general and administrative expenses ("SG&A") decreased to $511.9 million in the second quarter of fiscal 2019, compared to $549.2 million in the second quarter of fiscal 2018. In the first half of fiscal 2019, SG&A decreased to $1,013.1 million, compared to $1,034.8 million in the first half of fiscal 2018. Excluding charges associated with stock-based compensation related to the Company’s initial public offering (“IPO”), costs related to our IPO and the registered offerings by selling stockholders (such offering costs, collectively, "offering costs"), club asset impairment and management fees(1), SG&A was $511.2 million in the second quarter of fiscal 2019 compared to $498.2 million in the prior year period and $1,011.1 million in the first half of fiscal 2019 compared to $978.7 million in the prior year period. The increase in SG&A reflects continued investments to drive the Company’s strategic priorities.

•
Operating income increased to $98.7 million, or 3.0% of total revenues in the second quarter of fiscal 2019, compared to $38.7 million, or 1.2% of total revenues in the second quarter of fiscal 2018. Operating income increased to $169.4 million, or 2.6% of total revenues, in the first half of fiscal 2019, compared to $103.2 million, or 1.6% of total revenues in the first half of fiscal 2018. Excluding charges associated with stock-based compensation related to the IPO, offering costs, club asset impairment and management fees(1), operating income was $99.4 million, or 3.0% of total revenues in the second quarter of fiscal 2019, compared to $89.7 million, or 2.7% of total revenues in the prior year period and $171.4 million, or 2.6% of total revenues, in the first half of fiscal 2019, compared to $159.3 million, or 2.5% of total revenues in the prior year period.

•
Interest expense, net, decreased to $26.8 million in the second quarter of fiscal 2019, compared to $59.6 million in the second quarter of fiscal 2018. In the first half of fiscal 2019, interest expense, net, decreased to $54.6 million, compared to $104.8 million in the first half of fiscal 2018. Excluding $9.5 million in interest and amortization expense associated with our Second Lien Term Loan prior to its extinguishment, $6.2 million in a prepayment penalty and $13.0 million in a write-off of deferred financing costs related to the Second Lien Term Loan that occurred during the second quarter of fiscal 2018, interest expense in the second quarter of fiscal 2018 would have been $30.9 million. Excluding $24.3 million in interest expense, $6.2 million in a prepayment penalty and $13.0 million in a write-off of deferred financing costs related to the Second Lien Term Loan that occurred during the first half of fiscal 2018, interest expense for the first half of fiscal 2018 would have been $61.3 million.

•
Income tax expense was $17.7 million in the second quarter of fiscal 2019, compared to an income tax benefit of $15.4 million in the second quarter of fiscal 2018. The second quarter of fiscal 2019 included a benefit of $1.7 million from windfall tax benefits related to stock compensation awards compared to $9.3 million in the second quarter of fiscal 2018. Income tax expense was $24.5 million in the first half of fiscal 2019, compared to an income tax benefit of $10.3 million in the first half of fiscal 2018. The first half of fiscal 2019 included a benefit of $6.6 million from windfall tax benefits related to stock compensation awards, compared to $9.8 million in the second half of fiscal 2018.

Recent Developments:

•
On June 27, 2019, CVC Beacon LP completed the registered sale of 9,977,024 shares of the Company's common stock at a public offering price of $25.41 per share, exiting its position in BJ's. The Company repurchased 2,500,000 shares at a public offering price of $25.41 per share. The Company did not receive any proceeds from the offering or incur underwriters’ discounts or commissions on the sale.

(1) See reconciliation to Adjusted EBITDA table

Fiscal Year (FY) 2019 Outlook

Outlook	Outlook
FY Ending February 1, 2020(a)	FY 2019

Net sales	$12.9 - $13.2
Merchandise Comparable Store Sales (b)	1.5% - 2.5%
Income from Continuing Operations	$200 - $212
Adjusted EBITDA	$590 - $600
Interest expense	$105- $110
Tax Rate(c)	Approx. 25%
Net income	$200 - $212
EPS (d)	$1.42 - $1.50
Capital Expenditures	Approx. $200

a)	Amounts in millions, except for per share amounts. Net sales is in billions. Outlook reflects the immaterial impact of adopting the new lease accounting standard.

b)	Merchandise comparable store sales excludes gasoline.

c)	Tax rate reflects statutory rate of 28.0%, offset by future windfall stock benefits.

d)	Based on estimated diluted weighted average shares outstanding of approximately 140 million.

Conference Call Details

A conference call to discuss the second quarter of fiscal 2019 financial results is scheduled for today, August 22, 2019, at 8:30 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-274-0290 (international callers please dial 647-689-5405) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.bjs.com.

A recorded replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online at https://investors.bjs.com and by dialing 416-621-4642 and entering the access code 9258035. The recorded replay will be available until September 05, 2019 and an online archive of the webcast will be available for one year.

About BJ’s Wholesale Club Holdings, Inc.
Headquartered in Westborough, Massachusetts, BJ's Wholesale Club Holdings, Inc. is a leading operator of membership warehouse clubs in the Eastern United States. The company currently operates 217 clubs and 141 BJ's Gas® locations in 16 states.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our strategic priorities; our anticipated fiscal 2019 outlook; and our future progress, as well as statements that include the words "will", "could", "predict", "continue", "would", “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” or the negative of these terms or other similar expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: uncertainties in the financial markets, consumer and small business spending patterns and debt levels; our dependence on having a large and loyal membership; domestic and international economic conditions, including exchange rates; our ability to procure the merchandise we sell at the best possible prices; the effects of competition and regulation; our dependence on vendors to supply us with quality merchandise at the right time and at the right price; breaches of security or privacy of member or business information; conditions affecting the acquisition and development; our ability to attract and retain a qualified management team and other team members; costs associated with employees (generally including health care costs), energy and certain commodities, geopolitical conditions (including tariffs); disruptions in merchandise distribution; our ability to identify and respond effectively to consumer trends; the effects of payment related risks, including risks to the security of payment card information; changes in laws related to, or the governments administration of the Supplemental Nutrition Assistance Program or its electronic benefit transfer systems; union attempts to organize our team members; failure or disruption of our primary and back-up systems; our ability to attract and retain a qualified management team and other team members; fluctuation of our comparable club sales and quarterly operating results; changes in our product mix or in our revenues from gasoline sales; the effects of product recalls; our failure to successfully maintain a relevant omnichannel experience for our members; risks related to our growth strategy to open new clubs; risks related to our e-commerce business; and other important factors discussed under the captions “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended February 2, 2019 filed with the United States Securities and Exchange Commission (“SEC”) on March 25, 2019, as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Information" and “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information and a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)
	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Net sales	$3,271,145	$3,236,664	$6,340,908	$6,230,406
Membership fee income	74,697	70,441	148,070	138,396
Total revenues	3,345,842	3,307,105	6,488,978	6,368,802
Cost of sales	2,733,085	2,718,602	5,302,062	5,228,940
Selling, general and administrative expenses	511,889	549,188	1,013,070	1,034,760
Preopening expense	2,127	641	4,423	1,858
Operating income	98,741	38,674	169,423	103,244
Interest expense, net	26,783	59,555	54,572	104,758
Income (loss) from continuing operations before income taxes	71,958	(20,881)	114,851	(1,514)
Provision (benefit) for income taxes	17,665	(15,391)	24,473	(10,325)
Income (loss) from continuing operations	54,293	(5,490)	90,378	8,811
Income (loss) from discontinued operations, net of income taxes	230	(124)	(57)	(288)
Net income (loss)	$54,523	$(5,614)	$90,321	$8,523
Income (loss) per share attributable to common stockholders - basic:
Income (loss) from continuing operations	$0.40	$(0.05)	$0.66	$0.09
Income (loss) from discontinued operations	—	—	—	—
Net income (loss)	$0.40	$(0.05)	$0.66	$0.09
Income (loss) per share attributable to common stockholders - diluted:
Income (loss) from continuing operations	$0.39	$(0.05)	$0.65	$0.09
Income (loss) from discontinued operations	—	—	—	—
Net income (loss)	$0.39	$(0.05)	$0.65	$0.09
Weighted average number of shares outstanding:
Basic	136,571	106,915	136,690	97,734
Diluted	139,516	106,915	139,989	102,732

BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	August 3, 2019	August 4, 2018
ASSETS
Current assets:
Cash and cash equivalents	$29,092	$31,305
Accounts receivable, net	162,278	165,347
Merchandise inventories	1,026,541	1,005,045
Prepaid expense and other current assets	47,353	107,345
Total current assets	1,265,264	1,309,042

Operating lease right-of-use assets, net	2,040,834	—
Property and equipment, net	750,716	747,681
Goodwill	924,134	924,134
Intangibles, net	153,730	212,561
Other assets	17,409	27,438
Total assets	$5,152,087	$3,220,856

LIABILITIES
Current liabilities:
Current portion of long-term debt	$195,377	$62,250
Current portion of operating lease liabilities	118,035	—
Accounts payable	798,504	783,108
Accrued expenses and other current liabilities	499,149	475,622
Total current liabilities	1,611,065	1,320,980

Long-term lease liabilities	1,957,934	—
Long-term debt	1,540,602	1,894,071
Deferred income taxes	46,508	52,988
Other noncurrent liabilities	160,564	270,690

STOCKHOLDERS' DEFICIT	(164,586)	(317,873)
Total liabilities and stockholders' deficit	$5,152,087	$3,220,856

BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)
	26 Weeks Ended August 3, 2019	26 Weeks Ended August 4, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$90,321	$8,523
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	77,671	82,498
Amortization of debt issuance costs and accretion of original issue discount	2,646	3,911
Debt extinguishment and refinancing charges	—	19,159
Impairment charges	—	3,000
Other non-cash items, net	2,733	10,560
Stock-based compensation expense	8,796	52,126
Deferred income tax provision (benefit)	10,563	(1,551)
Increase (decrease) in cash due to changes in:
Accounts receivable	32,022	25,409
Merchandise inventories	25,765	14,093
Accounts payable	(20,911)	9,229
Accrued expenses	(35,083)	(35,267)
Other operating assets and liabilities, net	20,601	11,529
Net cash provided by operating activities	215,124	203,219
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment, net of disposals	(88,298)	(75,666)
Net cash used in investing activities	(88,298)	(75,666)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long term debt	(7,689)	(22,829)
Extinguishment of Second Lien Term Loan	—	(631,283)
Net payments on ABL Facility	(59,000)	(124,000)
Net cash received (paid) from stock option exercises	8,618	(19,481)
Net cash received from Employee Stock Purchase Program (ESPP)	726	—
Acquisition of treasury stock	(67,237)	(19,149)
Net proceeds from stock issuance	—	685,889
Other financing activities	(298)	(349)
Net cash used in financing activities	(124,880)	(131,202)
Net increase (decrease) in cash and cash equivalents	1,946	(3,649)
Cash and cash equivalents at beginning of period	27,146	34,954
Cash and cash equivalents at end of period	$29,092	$31,305

Note Regarding Non-GAAP Financial Information
This press release includes financial measures that are not calculated in accordance with GAAP, including adjusted net income (loss), adjusted net income per diluted share, adjusted EBITDA, free cash flow and net debt and net debt to LTM adjusted EBITDA.
We define adjusted net income (loss) as net income (loss) attributable to common stockholders adjusted for: stock-based compensation related to the IPO; offering costs; management fees; club asset impairment; charges related to extinguishing the Second Lien Term Loan; interest and amortization on the Second Lien Term Loan; the windfall tax benefit from stock exercises; and the tax impact of the foregoing adjustments on net income (loss).
We define adjusted net income per diluted share as adjusted net income divided by the weighted average diluted shares outstanding for the thirteen weeks and twenty-six weeks ended on the last day of the latest periods presented.
We define adjusted EBITDA as income (loss) from continuing operations before interest expense, net, provision (benefit) for income taxes and depreciation and amortization, adjusted for the impact of certain other items, including: stock-based compensation expense; pre-opening expenses; management fees; non-cash rent; strategic consulting; offering costs; and other adjustments.
We define free cash flow as net cash provided by operating activities net of capital expenditures.
We define net debt as total debt outstanding less cash and cash equivalents.
We define net debt to LTM adjusted EBITDA as net debt at the balance sheet date divided by adjusted EBITDA for the trailing twelve-month period.
We present adjusted net income (loss), adjusted net income per diluted share and adjusted EBITDA, which are not recognized financial measures under GAAP, because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Management believes that adjusted net income (loss), adjusted net income per diluted share and adjusted EBITDA are helpful in highlighting trends in our core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We use adjusted net income (loss), adjusted net income per diluted share and adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies; to make budgeting decisions; and to compare our performance against that of other peer companies using similar measures. We also use adjusted EBITDA in connection with establishing discretionary annual incentive compensation.
We present free cash flow, which is not a recognized financial measure under GAAP, because we use it to report to our board of directors and we believe it assists investors and analysts in evaluating our liquidity. Free cash flow should not be considered as an alternative to cash flows from operations as a liquidity measure. We present net debt and net debt to LTM adjusted EBITDA, which are not recognized as financial measures under GAAP, because we use them to report to our board of directors and we believe they assist investors and analysts in evaluating our borrowing capacity. Net debt to LTM adjusted EBITDA is a key financial measure that is used by management to assess the borrowing capacity of the Company.

You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted net income (loss), adjusted net income per diluted share, adjusted EBITDA and net debt to LTM adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or like some of the adjustments in our presentation of these metrics. Our presentation of adjusted net income (loss), adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA should not be considered as alternatives to any other measure derived in accordance with GAAP and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of adjusted net income (loss), adjusted net income per diluted share, adjusted EBITDA or net debt to LTM adjusted EBITDA in the future, and any such modification may be material. In addition, adjusted net income (loss), adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries. Additionally, adjusted net income (loss), adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.

Reconciliation of GAAP to Non-GAAP Financial Information

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation of net income (loss) to adjusted net income and adjusted net income per diluted share
(Amounts in thousands, except per share amounts)
(Unaudited)
	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Net income (loss) as reported	$54,523	$(5,614)	$90,321	$8,523
Adjustments:
Stock-based compensation related to IPO (a)	—	48,927	—	48,927
Offering costs (b)	706	761	1,928	761
Management fees (c)	—	1,333	—	3,333
Club asset impairment (d)	—	—	—	3,000
Charges related to extinguishing Second Lien Term Loan (e)	—	19,159	—	19,159
Interest and amortization on Second Lien Term Loan (f)	—	9,453	—	24,341
Windfall tax benefit from stock exercises (g)	—	(9,264)	—	(9,767)
Tax impact of adjustments to net income (loss) (h)	(179)	(21,453)	(521)	(26,862)
Adjusted net income	$55,050	$43,302	$91,728	$71,415

Weighted average diluted shares outstanding	139,516	106,915	139,989	102,732
Weighted average diluted shares outstanding for the thirteen and twenty-six weeks ended August 3, 2019	139,516	139,516	139,989	139,989
Adjusted net income per diluted share (i)	$0.39	$0.31	$0.66	$0.51

(a)	Represents stock-based compensation expense for certain restricted stock and stock option awards issued in connection with our IPO.

(b)	Represents costs related to our IPO, and the registered offerings by selling stockholders.

(c)	Represents management fees paid to our sponsors (or advisory affiliates thereof) in accordance with our management services agreement, which terminated upon closing of the IPO.

(d)	Represents the impairment charges related to a club relocated in 2018.

(e)	Represents the write-off of certain deferred financing charges and a prepayment penalty associated with the payoff of our Second Lien Term Loan.

(f)	Represents the historical interest expense associated with the Second Lien Term Loan that was paid in full with proceeds from our IPO.

(g)	Represents the windfall tax benefit to the Company due to the exercise of stock options by former employees of the Company.

(h)	Represents the tax effect of the above adjustments at an effective tax rate of approximately 27% for both periods ended August 3, 2019 and August 4, 2018.

(i)
Adjusted net income per diluted share is measured using the weighted average diluted shares outstanding of 139.5 million shares for the second quarter of fiscal 2019 and second quarter of fiscal 2018, and 140.0 million shares for the first half of fiscal 2019 and first half of fiscal 2018.

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation to Adjusted EBITDA
(Amounts in thousands)
(Unaudited)
	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Income (loss) from continuing operations	$54,293	$(5,490)	$90,378	$8,811
Interest expense, net	26,783	59,555	54,572	104,758
Provision (benefit) for income taxes	17,665	(15,391)	24,473	(10,325)
Depreciation and amortization	39,001	41,076	77,671	82,498
Stock-based compensation expense (a)	4,952	52,395	8,796	53,365
Preopening expenses (b)	2,127	641	4,423	1,858
Management fees (c)	—	1,333	—	3,333
Non-cash rent (d)	3,019	1,218	3,773	2,441
Strategic consulting (e)	4,610	6,299	11,349	13,248
Offering costs(f)	706	761	1,928	761
Other adjustments (g)	31	639	(100)	3,845
Adjusted EBITDA	$153,187	$143,036	$277,263	$264,593

(a)	Represents total stock-based compensation expense and includes expense related to certain restricted stock and stock option awards issued in connection with our IPO.

(b)	Represents direct incremental costs of opening or relocating a facility that are charged to operations as incurred.

(c)	Represents management fees paid to our sponsors (or advisory affiliates thereof) in accordance with our management services agreement, which terminated upon closing of the IPO.

(d)	Consists of an adjustment to remove the non-cash portion of rent expense.

(e)	Represents fees paid to external consultants for strategic initiatives of limited duration.

(f)	Represents costs related to our IPO and the registered offerings by selling stockholders.

(g)
Other non-cash items, including non-cash accretion on asset retirement obligations, termination costs to former executives and obligations associated with our post-retirement medical plan. Fiscal year 2018 also includes amortization of a deferred gain from sale leaseback transactions in 2013, and impairment charges related to a club that was relocated in 2018.

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation to Free Cash Flow
(Amounts in thousands)
(Unaudited)
	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Net Cash provided by operating activities	$170,188	$137,862	$215,124	$203,219
Less: Capital Expenditures	51,764	33,521	88,298	75,666
Free cash flow	$118,424	$104,341	$126,826	$127,553

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation of Net Debt and Net Debt to LTM adjusted EBITDA
(Amounts in thousands)
(Unaudited)
August 3, 2019
Total debt	$1,735,979
Less: Cash and cash equivalents	29,092
Net Debt	1,706,887

Income from continuing operations	208,659
Interest expense, net	114,349
Provision for income taxes	46,624
Depreciation and amortization	157,396
Stock-based compensation expense (a)	14,348
Preopening expenses (b)	8,683
Management fees (c)	—
Noncash rent (d)	6,196
Strategic consulting (e)	31,587
Offering costs (f)	4,970
Other adjustments (g)	(1,716)
Adjusted EBITDA	$591,096

Net debt to LTM adjusted EBITDA	2.9x

(a)	Represents total stock-based compensation expense and includes expense related to certain restricted stock and stock option awards issued in connection with our IPO.

(b)	Represents direct incremental costs of opening or relocating a facility that are charged to operations as incurred.

(c)	Represents management fees paid to our sponsors (or advisory affiliates thereof) in accordance with our management services agreement, which terminated upon closing of the IPO.

(d)	Consists of an adjustment to remove the non-cash portion of rent expense.

(e)	Represents fees paid to external consultants for strategic initiatives of limited duration.

(f)	Represents costs related to our IPO and the registered offerings by selling stockholders.

(g)
Other non-cash items, including non-cash accretion on asset retirement obligations, termination costs to former executives and obligations associated with our post-retirement medical plan, amortization of a deferred gain from sale leaseback transactions in 2013, impairment charges related to a club that was relocated in 2018 and a gain from a third party settlement.

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year 2019 Outlook for Adjusted EBITDA
(Amounts in millions)
(Unaudited)
	Fiscal Year 2019 Outlook
	Low End	High End
Income from continuing operations	$200	$212
Interest expense, net	110	105
Provision for income taxes	67	70
Depreciation and amortization	165	165
Stock-based compensation	20	20
Preopening expenses (a)	12	12
Non-cash rent (b)	4	4
Strategic consulting (c)	12	12
Adjusted EBITDA	$590	$600

(a)	Represents direct incremental costs of opening or relocating a facility that are charged to operations as incurred.

(b)	Consists of an adjustment to remove the non-cash portion of rent expense.

(c)	Represents fees paid to external consultants for strategic initiatives of limited duration.

Investor Contact:
Faten Freiha, BJ's Wholesale Club
(774) 512-6320
ffreiha@bjs.com

Media Contact:
Kirk Saville, BJ’s Wholesale Club
(774) 512-7425
ksaville@bjs.com